UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

EMDEON INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)([1]) and 0-11.

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Questions & Answers About the Emdeon Inc. Employee Stock Purchase Plan

The following addresses what will happen to participant accounts under the Emdeon Inc. Employee Stock Purchase Plan (the “ESPP”) in light of the announcement on August 4, 2011 that Emdeon Inc. (“Emdeon” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with an affiliate of Blackstone (the “Acquirer”) pursuant to which the Acquirer will purchase outstanding shares of Emdeon common stock for $19.00 per share (the “Merger”). The transaction is subject to a number of conditions, including approval by the stockholders of Emdeon. If the transaction closes as anticipated, Emdeon will once again be a private company and Emdeon’s Class A common stock will no longer be publicly traded. We expect the Merger to close in the second half of 2011.

AST Equity Plan Solutions (“AST”) is acting as the administrator for the ESPP. As administrator, AST provides an online system to facilitate the administration of the ESPP. AST’s website for the ESPP is www.astepsdiv.com and their toll-free number is 1-866-709-7704.

We will provide additional information to ESPP participants closer to the date of the planned Merger closing.

1.	I am not currently contributing to the ESPP. Can I elect to join the ESPP now?

No. If you did not elect to participate in the July 1, 2011 to December 31, 2011 option period under the ESPP by June 17, 2011, you are not eligible to join that option period at this time. Only employees who elected to participate in the ESPP by June 17, 2011 are eligible to purchase shares under the current option period. The next option period under the ESPP is scheduled to begin January 1, 2012, but assuming the Merger closes as expected during the second half of 2011, the option period that began on July 1, 2011 will be the last option period under the ESPP.

2.	I am currently making contributions to the ESPP. What will happen to the ESPP and my current contribution elections?

If you were enrolled and participating in the current option period under the ESPP on August 3, 2011, the date Emdeon entered into the Merger Agreement, you may continue to participate in the ESPP and have amounts deducted from your paycheck and contributed to your ESPP account. In accordance with the terms of the ESPP and the Merger Agreement, however, you may not increase your payroll deduction percentage as in effect on August 3, 2011.

3.	Will stock purchases be made under the ESPP for the current option period? When will the purchase be made?

Yes. Assuming the Merger Agreement and the transactions contemplated thereby are approved by Emdeon stockholders and the Merger occurs in the second half of 2011, the current option period under the ESPP will automatically end early on a date to be specified, as described below (the “Early Purchase Date”). Purchases will be made under the ESPP on the Early Purchase Date automatically in accordance with the terms of the ESPP as if the Early Purchase Date were the last day of the current option period.

4.	When will the Early Purchase Date occur?

The Early Purchase Date will be a date closer to and in advance of the expected date of the closing of the Merger. The Company will notify you of the Early Purchase Date once the date is selected.

5.	How will the purchase price be determined under the ESPP for the ESPP share purchase on the Early Purchase Date?

The per share purchase price on the Early Purchase Date will be determined based on the lower of eighty–five percent (85%) of the closing market price of the Emdeon Inc. Class A common stock on (i) July 1, 2011 or (ii) the Early Purchase Date.

6.	What will happen to ESPP shares purchased on the Early Purchase Date?

Emdeon Class A common stock purchased through the ESPP on the Early Purchase Date will be treated in the same manner as other outstanding shares of Emdeon Class A common stock in the Merger, and each outstanding share of Class A common stock will be converted to $19.00 in cash, less any applicable withholdings, and paid to you following the closing of the Merger in accordance with the Merger Agreement.

7.	May I elect to withdraw from the ESPP prior to the Merger?

Yes. In accordance with the terms of the ESPP, you may elect to stop contributions to the ESPP. Under the normal ESPP terms, you must provide notice of withdrawal to AST prior to December 22, 2011. We will notify you after determination of the Early Purchase Date if the last day for stopping contributions changes.

If you discontinue your contributions under the ESPP, you may elect at the same time to withdraw all of the funds placed in your account during that option period or you may elect to leave your funds in the ESPP for purchase of shares of Class A common stock at the end of the option period.

8.	I do not participate in the current option period under the ESPP, but I did participate in previous option periods and have stock in my ESPP account with AST. What will happen to the ESPP shares held in my AST account?

Emdeon Class A common stock purchased through the ESPP and still held by you as of the closing date of the Merger will be treated in the same manner as other outstanding shares of Emdeon Class A common stock in the Merger. Each outstanding share of Class A common stock held by you at that time will be converted to $19.00 in cash, less any applicable withholdings, and paid to you following the close of the Merger in accordance with the Merger Agreement.

9.	What are the tax consequences to my participation in the ESPP and the conversion of shares purchased under the ESPP to cash in connection with the Merger?

Tax rules are complex and may vary depending on your specific situation. In general, for U.S. federal income tax purposes, upon the purchase of shares under the ESPP you will recognize ordinary income equal to the difference between the fair market value of the shares on the purchase date and the purchase price of the shares, and this amount will be subject to withholding on the purchase date and reported on your Form W–2 for 2011. Upon the subsequent sale of shares purchased under the ESPP, whether in the Merger or otherwise, the gain (or loss) is generally taxable as capital gains (or loss), short-term or long-term depending on the length of time you held those shares. The Company cannot give you tax advice and we encourage you to consult your personal tax advisor for specific tax information applicable to your circumstances.

For additional ESPP information, please see the Emdeon Inc. Employee Stock Purchase Plan Prospectus, a copy of which is available at www.astepsdiv.com. If you would like to receive a paper copy of the prospectus, one will be sent to you free of charge upon your request to Emdeon’s Legal Department at 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, telephone number: (615) 932-3000. Note that the information contained in this communication is intended to help you understand the provisions of the ESPP in connection with the contemplated Merger. All aspects of the ESPP will continue to be governed by the terms and provisions of the ESPP and the Merger Agreement, and not this communication.

Forward-Looking Statements

Statements made in this communication that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements also may include information concerning the proposed transaction and Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability and outlook and its overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the proposed transaction and Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to the proposed transaction include unexpected costs or liabilities, delays due to regulatory review, certain closing conditions (including the committed financing) may not be timely satisfied or waived, litigation may be commenced and general and business conditions may change. Other factors that may cause actual results to differ materially include those set forth in the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission (the “SEC”).

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information will be Filed with the SEC:

In connection with the proposed merger, Emdeon will prepare a proxy statement and a Rule 13e-3 Transaction Statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to Emdeon’s stockholders. EMDEON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE RULE 13E-3 TRANSACTION STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Emdeon’s stockholders will be able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Emdeon’s stockholders will also be able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) by directing a request by mail or telephone to Emdeon Inc., Attn: Secretary, 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214, telephone: (615) 932-3000, or from Emdeon’s website, http://www.emdeon.com.

Participants in Solicitation:

Emdeon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Emdeon’s stockholders with respect to the proposed merger. Information regarding any interests that Emdeon’s executive officers and directors may have in the transaction will be set forth in the proxy statement. In addition, information about the Company’s executive officers and directors is contained in the Company’s most recent proxy statement and annual report on Form 10-K, which are available on the Company’s website and at www.sec.gov.